JOHN HANCOCK CAPITAL SERIES

                Establishment and Designation of Class NAV Shares
                            of Beneficial Interest of
                  John Hancock International Classic Value Fund
                     a Series of John Hancock Capital Series
                                       and
                            Amendment of Section 5.11


                Establishment and Designation of Class NAV Shares

     The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business Trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock International Classic Value Fund (the "Fund"), effective September 18, 2006, as follows:

     1. The additional class of Shares of the Fund established and designated hereby is "Class NAV Shares".

     2. Class NAV Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     3. The purchase price of Class NAV Shares, the method of determining the net asset value of Class NAV Shares, and the relative dividend rights of holders of Class NAV Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

                            Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective September 18, 2006, as follows:

     1.   Section 5.11 (a) shall be deleted and replaced with the following:

          Without  limiting  the  authority of the Trustees set forth in Section
          5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Allocation Growth + Value Portfolio and John Hancock Allocation Core
          Portfolio, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class R Shares; John Hancock Core Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; John Hancock Classic Value Fund, John Hancock Large Cap Select Fund, John Hancock U.S. Global Leaders Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares,

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          Class I Shares,  and Class R Shares;  John Hancock  Classic Value Fund
          II, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class NAV Shares and Class R Shares; and John Hancock International Classic Value Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV Shares; (the "Existing Series").

     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective September 18, 2006.

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of September, 2006.

/s/James R. Boyle                         /s/Charles L. Ladner
-----------------                         --------------------
James R. Boyle                            Charles L. Ladner

/s/James F. Carlin                        /s/John A. Moore
------------------                        ----------------
James F. Carlin                           John A. Moore

/s/Richard P. Chapman, Jr.                /s/Patti McGill Peterson
--------------------------                ------------------------
Richard P. Chapman, Jr.                   Patti McGill Peterson

/s/William H. Cunningham                  /s/Steven R. Pruchansky
------------------------                  -----------------------
William H. Cunningham                     Steven R. Pruchansky

/s/Ronald R. Dion
-----------------
Ronald R. Dion

     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

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